SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 4, 2003


                        General DataComm Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-8086                    06-0853856
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(State or Other Jurisdiction         (Commission                (IRS Employer
    of Incorporation)                 File Number)           Identification No.)


    6 Rubber Avenue, Naugatuck, CT                             06770
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(Address of Principal Executive Offices)                     (Zip Code)


        Registrant's telephone number, including area code (203) 729-0271
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 4.  Change in Registrant's Certifying Accountant

         On November 4, 2003, the Audit Committee of the Board of Directors of the Company retained Eisner LLP as the Company's independent accountants for the fiscal year ended September 30, 2003 to replace PricewaterhouseCoopers LLP which had declined to be retained for such audit as previously reported by the Company.

         During the Company's two most recent fiscal years and subsequent interim period through November 3, 2003, the Company did not consult Eisner LLP, the newly engaged auditors, on any matters regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements by Eisner LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is used in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        General DataComm Industries, Inc.
                                               (Registrant)


                                        By: /s/ William G. Henry
                                            ------------------------------------
                                            William G. Henry
                                            Vice President and
                                            Principal Financial Officer

November 10, 2003

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